                                                                   Exhibit 10.17

                                 WAM!NET INC.
                             6100 West 110th Street
                             Minneapolis, MN  55438



                                                               February 11, 1998



K. William Grothe, Jr.
Vice President-Corporate Development
WorldCom Inc.
515 East Amite Street
Jackson, Mississippi  39201

          Re:  WAM!NET - WorldCom
               ------------------

Dear Bill:

          As you are aware, in connection with WAM!NET Inc.'s ("WAM!NET") proposed Rule 144A High Yield Offering ("Offering"), Merrill Lynch & Co. (one of the initial purchasers and managing underwriter) has requested that certain of the existing indebtedness of WAM!NET to WorldCom Inc. ("WorldCom") be modified to explicitly provide that such indebtedness is subordinate to the indebtedness represented by the notes in the Offering ("Notes"). This letter is intended to memorialize the agreement of WorldCom and WAM!NET with respect to such modification.

          In this regard, reference is hereby made to WAM!NET's (i) 10% Convertible Subordinated Note, due September 30, 1999 ("10% Subordinated Note"),
(ii) 7% Subordinated Note, due December 31, 2003 ("7% Subordinated Note"), and
(iii) 100,000 shares of Series A Preferred Stock ("Preferred Stock"), all of which are held by WorldCom (the 10% Subordinated Note, 7% Subordinated Note and the Preferred Stock, collectively, are referred to herein as the "Subordinated Securities"). The parties desire to modify the terms of the Subordinated Securities as follows:

          1. All payment obligations of WAM!NET in respect of the Subordinated Securities shall be subordinate to the prior payment in full of the Notes to the extent provided herein;

K. William Grothe, Jr.
February 11, 1998
Page 2


          2. No payment of principal (or premium on) or interest on, or dividend, distribution or other payment, in respect of such Subordinated Securities shall be made prior to the date that is 180 days following the stated maturity of the principal of the Notes, except that prior to such time the Subordinated Securities may be redeemed or retired by the Issuer (or payment of interest or dividends may be made) with, or converted into capital stock of WAM!NET or options, warrants or other rights to purchase any such capital stock;

          3. The payment of the principal of and interest on the 10% Subordinated Note and the 7% Subordinated Note may be accelerated only in the event of the acceleration of the payment of the principal amount of the Notes following an event of default with respect to the Notes; provided that (i) any payment in respect of such Subordinated Securities following the acceleration thereof shall be subordinated to the prior payment in full of all amounts due in respect of the Notes, and (ii) in the event of the recission of any such acceleration of the Notes, the acceleration of such Subordinated Securities shall be deemed rescinded upon notice to such effect to the holder of the Subordinated Securities.

          It is the understanding of the parties that WorldCom shall have the option to convert (a) the interest due on the 10% Subordinated Note and deferred pursuant to paragraph 2 above, and (b) the interest accrued (at a rate of 7% per annum) on the outstanding principal amount of the 7% Subordinated Note from December 31, 2003 through the date such amount is paid pursuant to paragraph 2 into shares of common stock, par value $.01, of WAM!NET, at the price per share then existing on the date of such conversion. The price per share shall be the average closing price per share of WAM!NET common stock as reported on NASDAQ or any national securities exchange on which such stock trades for the ten trading days preceding the date of conversion, if the common stock is then publicly traded, or the fair value of such shares, as determined by mutual agreement of the parties, if the common stock is not then publicly traded.

          The provisions included herein will be operative only in the event that the Offering is consummated, and are expected to be incorporated into amendments to the agreements governing the Subordinated Securities, as deemed necessary and appropriate by the parties.

K. William Grothe, Jr.
February 11, 1998
Page 3


          If you are in agreement with foregoing, please sign in the space provided below.

                                               Very truly yours,


                                               WAM!NET INC.


                                               By: /s/ Edward J. Driscoll, III
                                                   ---------------------------
                                                   Edward J. Driscoll, III
                                                   President


Accepted and Agreed:

WORLDCOM INC.


By: /s/ K. William Grothe, Jr.
    --------------------------
    William Grothe, Jr.